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                                                                     Exhibit 3.1

(GRAPHIC) Industry Canada               Industrie Canada

CERTIFICATE                             CERTIFICAT
OF CONTINUANCE                          DE PROROGATION

CANADA BUSINESS                         LOI CANADIENNE SUR
CORPORATIONS ACT                        LES SOCIETES PAR ACTIONS

COREL CORPORATION                       434590-8

Name of corporation-Denomination        Corporation number-Numero de la societe
de la societe

I hereby certify that the above-named   Je certifie que la societe susmentionnee
corporation was continued under         a ete prorogee en vertu de l'article 187
section 187 of the Canada Business      de la Loi canadienne sur les societes
Corporations Act, as set out in the     par actions, tel qu'il est indique dans
attached articles of continuance.       les clauses de prorogation ci-jointes.


/s/ Richard G. Shaw                     January 27, 2006 / le 27 janvier 2006
-------------------------------------   Date of Continuance - Date de la
Richard G. Shaw                         prorogation
Director - Directeur

CANADA (GRAPHIC)

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(GRAPHIC) Industry Canada               Industrie Canada

                                                     FORM 11                FORMULE 11
Canada Business    Loi canadienne sur les   ARTICLES OF CONTINUANCE   CLAUSES DE PROROGATION
Corporations Act    societes par actions          (SECTION 187)            (ARTICLE 187)

1 - Name of the Corporation             Denomination sociale de la societe
COREL CORPORATION

2 - The province or territory in        La province ou le territorie au Canada
Canada where the registered office is   ou se situera le siege social
to be situated

PROVINCE OF ONTARIO

3 - The classes and the maximum         Categories et le nombre maximal
number of shares that the corporation   d'actions que la societe est autorisee a
is authorized to issue                  emettre

an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series, the rights, privileges, restrictions and conditions of which are set out on the attached Schedule A

4 - Restrictions, if any, on share      Restrictions sur le transfert des
transfers                               actions, s'il y a lieu

See attached Schedule B

5 - Number (or minimum and maximum      Nombre (ou nombre minimal et maximal)
number) of directors                    d'administrateurs

minimum number of one: maximum number
often

6 - Restrictions, if any, on business   Limites imposees a I'activite
the corporation may carry on            commerciale de la societe, s'il y a lieu

None

7 - (1) If change of name effected,     (1) S'il y a changement de denomination
previous name                           sociale, indiquer la denomination
                                        sociale anterieure

(2) Details of incorporation            (2) Details de la constitution

Certificate and Articles of Amalgamation of Corel Corporation and 1679043 Ontario Limited under the Business Corporation Act (Ontario) dated December 1, 2005 to form Corel Corporation.

8 - Other provisions, if any             Autres dispositions, s'il y a lieu

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.


Date               Signature                     7 - Capacity of - En qualite de


January 27, 2006   /s/ Darren Sukonick               Assistant Secretary
                   ----------------------------

For Departmental Use Only                  Printed Name - Non et lettres moulees
A I'usage du ministere seulement           Darren Sukonick

Corporation No.
N(degrees) de la societe

IC 3247 (2001/11)                               DSG 03/2002

                                                                CANADA (GRAPHIC)

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                                   SCHEDULE A

1.   PREFERRED SHARES

     The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1  Directors' Right to Issue in One or More Series

     The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act (the "Act")) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2  Ranking of the Preferred Shares

     The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and

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over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

1.3  Voting Rights

     Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

1.4  Amendment With Approval of Holders of Preferred Shares

     The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified.

1.5  Approval of Holders of the Preferred Shares

     The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose.

     The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Share held.

     COMMON SHARES

     The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preferred Shares as a

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class or the holders of one or more series of the Preferred Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each Common Share held.

     After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

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                                   SCHEDULE B

No shares of the Corporation may be transferred without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.